Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

CMLTI 2007-AMC2

Term Sheet	Date Prepared: February 13, 2007

Citigroup Mortgage Loan Trust 2007-AMC2 Asset-Backed Certificates,
Series 2007-AMC2

Approximate Total Offered Size: $1,261,506,000

Citigroup Global Markets Realty Corp.
Seller

Ocwen Loan Servicing LLC.
GMAC Mortgage Corporation
Servicers

Citigroup Mortgage Loan Trust Inc.
Depositor

Wells Fargo Bank N.A.
Master Servicer

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement	Ratings (S&P/DBRS/Moodys)		WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-3A	510,601,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	1.00 / 1.00	1 - 22 / 1 - 22
Class A-3B	323,264,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	2.90 / 2.90	22 - 72 / 22 - 72
Class A-3C	75,353,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	6.38 / 8.75	72 - 77 / 72 - 184
Class M-1	72,433,000	Floating / Mezz	17.05%(4)	AA+	AA (high)	Aa1	4.77 / 5.29	46 - 77 / 46 - 159
Class M-2	66,945,000	Floating / Mezz	14.00%(4)	AA	AA	Aa2	4.63 / 5.13	44 - 77 / 44 - 146
Class M-3	38,412,000	Floating / Mezz	12.25%(4)	AA	AA (low)	Aa3	4.55 / 5.04	42 - 77 / 42 - 139
Class M-4	35,119,000	Floating / Mezz	10.65%(4)	AA-	A (high)	A1	4.51 / 4.98	41 - 77 / 41 - 134
Class M-5	32,924,000	Floating / Mezz	9.15%(4)	A+	A (high)	A2	4.48 / 4.93	40 - 77 / 40 - 129
Class M-6	31,827,000	Floating / Mezz	7.70%(4)	A	A	A3	4.45 / 4.87	40 - 77 / 40 - 124
Class M-7	28,534,000	Floating / Mezz	6.40%(4)	BBB+	BBB (high)	Baa1	4.42 / 4.81	39 - 77 / 39 - 118
Class M-8	25,242,000	Floating / Mezz	5.25%(4)	BBB	BBB	Baa2	4.41 / 4.76	38 - 77 / 38 - 111
Class M-9	20,852,000	Floating / Mezz	4.30%(4)	BBB-	BBB (low)	Baa3	4.38 / 4.67	38 - 77 / 38 - 104
NON-OFFERED CERTIFICATES
Class A-1	677,092,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.19 / 2.44	1 - 77 / 1 - 188
Class A-2	161,959,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.24 / 2.47	1 - 77 / 1 - 193
Class A-10	25,242,000	Floating / Mezz	3.15%(4)	BB	BB (high)	Ba1	4.38 / 4.58	38 - 77 / 38 - 97
_________
(1)  Certificate sizes are subject to change (+/- 10%)
(2)  The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3)  Based on Pricing Prepayment Assumption
(4)  Includes Overcollateralization

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	February [15], 2007
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	March 30, 2007
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Wells Fargo Bank N.A.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Taruna Reddy (212) 723-6748 Michael Murai (212) 723-1256 Matt Fallon (212) 723-6334	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC2

Offered Certificates:
Approximately $909,218,000 senior floating-rate certificates (the Class A-3A, Class A-3B and Class A-3C Certificates) and approximately $352,288,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class A-2, Class M-10, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I, the Group II and the Group III Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates	Class A-2 Certificates which evidence interests in the Group II Mortgage Loans.

Group III Certificates:	Class A-3A, Class A-3B and Class A-3C Certificates which evidence interests in the Group III Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Argent Mortgage Company, LLC with respect to approximately 91.21% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 8.79% of the Mortgage Loans.

Servicer:
Ocwen Loan Servicing LLC for approximately 48.65% of the mortgage loans. Ocwen Loan Servicing LLC currently has a Servicer Quality rating of “SQ2-“ by Moody’s and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

GMAC Mortgage Corporation for approximately 51.35% of the mortgage loans. GMAC Mortgage Corporation currently has a Master Servicer Quality rating of “SQ1” by Moody’s and a rating of “Above Average” by S&P as a Primary Servicer of subprime residential mortgage loans.

Master Servicer and Trust Administrator	Wells Fargo Bank N.A.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	[U.S. Bank National Association]

Cap Provider:	[TBD]

Mortgage Loans:
10,303 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $2,194,940,542.

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into three loan groups, designated as follows:

Group I Mortgage Loans: 4,664 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $850,084,310. The Group I Mortgage Loans have principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,067 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $203,338,830. The Group II Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

Group III Mortgage Loans: 4,572 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,141,517,402. The Group III Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Freddie Mac and or Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about March 30, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 2007

Cut-Off Date:	March 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to [0.514]% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be [January 2037].

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.

Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

Structure summary

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 40.70% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group III Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates, (ii) the Maximum Cap Rate for the Group II Certificates and (iii) the Maximum Cap Rate for the Group III Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:

(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master sevicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:

(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Group III Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:

(i)  the principal portion of all scheduled monthly payments on the Group III Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer, to the extent applied as recoveries of principal on the Group III Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:

➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group I Mortgage Loans.

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group II Mortgage Loans.

Group III Certificates: For any Distribution Date and the Group III Certificates, the Group III Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group III Mortgage Loans.

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates (ii) the Net WAC Cap for the Group II Certificates and (iii) the Net WAC Cap for the Group III Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:

(x)   the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and

(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing

(x) the sum of:

(i)   the aggregate Certificate Principal Balance of the Class M Certificates, and

(ii)  the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by

(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:	On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and(ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateraliza- tion Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

Group III Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group III Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group III Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group III Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group III Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group III Mortgage Loans as of the cut-off date.

All distributions of principal to the Group III Certificates on any Distribution Date will be distributed first to the Class A-3A Certificates, second to the Class A-3B Certificates and third to the Class A-3C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group III Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
[On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates as set forth in the cap schedule on page [17] equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [the strike rates corresponding to each period] and (b) the notional balance for such Distribution Date as set forth on page [17] herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.]

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    To pay interest on the related Class A Certificates on a pro-rata basis (based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)  To pay the Group I Principal Distribution Amount to the Group I Certificates, to pay the Group II Principal Distribution Amount to the Group II Certificates and to pay the Group III Principal Distribution Amount to the Group III Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group III Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.

b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.

3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)  To pay the Group I, Group II and Group III Principal Distribution Amounts to the Group I, Group II, and Group III Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group III Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.

b)  To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.

4.    From Excess Interest, if any, to cover current losses

5.    From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:

6.    From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

7.    From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.

8.   From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)  to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class

9.    From the cash received from the cap agreement to cover Interest Carry Forward Amounts on the Class A Certificates.

10.  To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.

11.  To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:

(i)   the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

(ii)  the later to occur of:

(x)  the 37th Distribution Date and

(y)  the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:

(i)   the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
April 2009 through March 2010	[1.45]%
April 2010 through March 2011	[3.20]%
April 2011 through March 2012	[5.05]%
April 2012 through March 2013	[6.55]%
April 2013 and thereafter	[7.35]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [39.25]% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	20.35	40.70
M-1	17.05	34.10
M-2	14.00	28.00
M-3	12.25	24.50
M-4	10.65	21.30
M-5	9.15	18.30
M-6	7.70	15.40
M-7	6.40	12.80
M-8	5.25	10.50
M-9	4.30	8.60
M-10	3.15	6.30
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:

(x)  the Targeted Overcollateralization Amount for such Distribution Date over

(y)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [3.15]% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [6.30]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:

➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Net WAC Cap and Effective Maximum Rate for the Group III Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.56	21.24	40	9.56	19.17
2	7.42	20.06	41	9.24	18.94
3	7.18	19.77	42	9.23	18.90
4	7.42	19.96	43	9.53	19.20
5	7.18	19.68	44	9.22	18.85
6	7.18	19.62	45	9.56	19.52
7	7.42	20.32	46	9.25	19.29
8	7.18	19.99	47	9.24	19.24
9	7.42	20.12	48	10.22	20.30
10	7.19	19.76	49	9.23	19.04
11	7.19	19.63	50	9.52	19.30
12	7.68	19.99	51	9.22	18.97
13	7.19	19.36	52	9.52	19.28
14	7.43	19.47	53	9.20	18.85
15	7.19	19.07	54	9.19	18.77
16	7.43	19.12	55	9.49	19.04
17	7.19	18.58	56	9.17	18.62
18	7.20	18.25	57	9.47	18.98
19	7.45	18.19	58	9.16	18.59
20	7.25	17.85	59	9.15	18.51
21	8.18	18.68	60	9.77	19.14
22	8.17	18.54	61	9.13	18.35
23	8.15	18.38	62	9.43	18.61
24	9.01	19.08	63	9.11	10.33
25	8.13	18.04	64	9.41	10.65
26	8.41	18.10	65	9.10	10.29
27	8.42	17.87	66	9.09	10.28
28	8.80	18.07	67	9.38	10.60
29	8.51	17.62	68	9.07	10.24
30	8.51	17.46	69	9.36	10.57
31	8.80	17.60	70	9.05	10.21
32	8.53	17.25	71	9.04	10.19
33	9.24	18.01	72	10.00	11.27
34	9.10	17.83	73	9.02	10.16
35	9.09	17.74	74	9.32	10.48
36	10.06	18.65	75	9.01	10.13
37	9.08	17.53	76	9.30	10.45
38	9.38	18.10	77	8.99	10.09
39	9.20	18.43

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.34% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.65	21.33	40	9.30	18.96
2	7.50	20.14	41	8.99	18.73
3	7.26	19.85	42	8.99	18.69
4	7.50	20.04	43	9.28	18.98
5	7.26	19.75	44	8.97	18.64
6	7.26	19.69	45	9.29	19.29
7	7.50	20.40	46	9.00	19.04
8	7.26	20.06	47	8.99	19.00
9	7.50	20.19	48	9.94	20.03
10	7.26	19.83	49	8.97	18.79
11	7.26	19.70	50	9.26	19.05
12	7.76	20.07	51	8.95	18.74
13	7.26	19.43	52	9.24	19.03
14	7.50	19.54	53	8.93	18.61
15	7.26	19.14	54	8.92	18.53
16	7.50	19.19	55	9.21	18.79
17	7.26	18.65	56	8.90	18.38
18	7.26	18.32	57	9.19	18.74
19	7.52	18.26	58	8.88	18.36
20	7.30	17.90	59	8.87	18.28
21	8.16	18.66	60	9.47	18.90
22	8.09	18.46	61	8.85	18.12
23	8.07	18.30	62	9.14	18.38
24	8.91	18.99	63	8.83	10.09
25	8.05	17.96	64	9.12	10.41
26	8.32	18.01	65	8.82	10.06
27	8.27	17.74	66	8.81	10.04
28	8.63	17.92	67	9.09	10.36
29	8.34	17.47	68	8.79	10.00
30	8.34	17.31	69	9.07	10.32
31	8.62	17.44	70	8.77	9.97
32	8.36	17.10	71	8.76	9.95
33	9.04	17.86	72	9.69	11.00
34	8.89	17.67	73	8.74	9.91
35	8.88	17.58	74	9.02	10.23
36	9.82	18.47	75	8.72	9.88
37	8.86	17.36	76	9.00	10.19
38	9.15	17.92	77	8.70	9.84
39	8.97	18.25

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.34% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule

Distribution Date	Period	Notional Balance ($)	Strike
4/25/2007	1	1,987,189,100.00	6.00%
5/25/2007	2	1,960,148,634.86	6.00%
6/25/2007	3	1,927,746,855.46	6.00%
7/25/2007	4	1,891,078,317.73	6.00%
8/25/2007	5	1,850,719,414.42	6.00%
9/25/2007	6	1,805,482,915.34	6.00%
10/25/2007	7	1,756,336,374.12	5.40%
11/25/2007	8	1,700,632,201.58	5.40%
12/25/2007	9	1,640,910,178.54	5.40%
1/25/2008	10	1,580,908,127.96	5.40%
2/25/2008	11	1,522,088,634.87	5.40%
3/25/2008	12	1,464,557,736.05	5.40%
4/25/2008	13	1,408,658,992.72	5.40%
5/25/2008	14	1,355,079,837.04	5.40%
6/25/2008	15	1,300,865,969.73	5.40%
7/25/2008	16	1,245,367,285.69	5.40%
8/25/2008	17	1,179,742,994.09	5.40%
9/25/2008	18	1,113,824,442.09	5.40%
10/25/2008	19	1,051,833,624.34	5.40%
11/25/2008	20	993,231,549.00	5.40%
12/25/2008	21	937,453,337.96	5.40%
1/25/2009	22	883,036,837.33	5.40%
2/25/2009	23	831,226,334.40	5.40%
3/25/2009	24	782,484,524.77	5.40%
4/25/2009	25	736,505,691.13	5.25%
5/25/2009	26	698,619,475.73	5.25%
6/25/2009	27	659,843,856.96	5.25%
7/25/2009	28	627,520,560.68	5.25%
8/25/2009	29	598,634,476.23	5.25%
9/25/2009	30	571,044,253.42	5.25%
10/25/2009	31	544,684,377.73	5.25%
11/25/2009	32	519,493,334.85	5.25%
12/25/2009	33	495,414,781.55	5.25%
1/25/2010	34	472,407,641.39	5.25%
2/25/2010	35	450,411,959.54	5.25%
3/25/2010	36	429,430,523.13	5.25%
4/25/2010	37	409,411,385.19	5.25%
5/25/2010	38	409,411,385.19	5.25%
6/25/2010	39	409,411,385.19	5.25%
7/25/2010	40	409,411,385.19	5.25%
8/25/2010	41	402,069,374.29	5.25%
9/25/2010	42	388,978,575.76	5.25%
10/25/2010	43	376,316,698.95	5.25%
11/25/2010	44	364,069,597.37	5.25%
12/25/2010	45	352,223,589.14	5.25%
1/25/2011	46	340,765,900.13	5.25%
2/25/2011	47	329,683,394.17	5.25%
3/25/2011	48	318,963,524.43	5.25%
4/25/2011	49	308,594,337.14	5.45%
5/25/2011	50	297,348,284.10	5.45%
6/25/2011	51	286,515,203.88	5.45%
7/25/2011	52	276,079,997.19	5.45%
8/25/2011	53	266,027,290.82	5.45%
9/25/2011	54	256,342,908.29	5.45%
10/25/2011	55	247,013,478.17	5.45%
11/25/2011	56	238,025,845.53	5.45%
12/25/2011	57	229,366,962.93	5.45%
1/25/2012	58	221,003,916.45	5.45%
2/25/2012	59	212,940,371.14	5.45%
3/25/2012	60	205,172,951.70	5.45%
4/25/2012	61	197,690,698.66	5.45%
5/25/2012	62	190,483,065.42	5.45%

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.87	2.40	1.25	0.96
Principal Window (mos)	1 - 315	1 - 188	1 - 33	1 - 25
Principal Window End (date)	Jun-33	Nov-22	Dec-09	Apr-09

A-2
WAL (yrs)	4.95	2.47	1.27	0.98
Principal Window (mos)	1 - 318	1 - 193	1 - 33	1 - 25
Principal Window End (date)	Sep-33	Apr-23	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	17.22	8.75	2.42	1.86
Principal Window (mos)	151 - 313	72 - 184	27 - 32	21 - 24
Principal Window End (date)	Apr-33	Jul-22	Nov-09	Mar-09

M-1
WAL (yrs)	9.58	5.29	5.83	4.15
Principal Window (mos)	50 - 285	46 - 159	33 - 119	25 - 83
Principal Window End (date)	Dec-30	Jun-20	Feb-17	Feb-14

M-2
WAL (yrs)	9.56	5.13	5.27	3.73
Principal Window (mos)	50 - 272	44 - 146	54 - 92	39 - 64
Principal Window End (date)	Nov-29	May-19	Nov-14	Jul-12

M-3
WAL (yrs)	9.53	5.04	4.49	3.22
Principal Window (mos)	50 - 262	42 - 139	49 - 87	35 - 61
Principal Window End (date)	Jan-29	Oct-18	Jun-14	Apr-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.51	4.98	4.18	3.02
Principal Window (mos)	50 - 255	41 - 134	45 - 84	33 - 58
Principal Window End (date)	Jun-28	May-18	Mar-14	Jan-12

M-5
WAL (yrs)	9.48	4.93	3.96	2.90
Principal Window (mos)	50 - 248	40 - 129	42 - 80	32 - 56
Principal Window End (date)	Nov-27	Dec-17	Nov-13	Nov-11

M-6
WAL (yrs)	9.43	4.87	3.79	2.80
Principal Window (mos)	50 - 239	40 - 124	40 - 76	30 - 54
Principal Window End (date)	Feb-27	Jul-17	Jul-13	Sep-11

M-7
WAL (yrs)	9.38	4.81	3.65	2.71
Principal Window (mos)	50 - 229	39 - 118	38 - 72	29 - 51
Principal Window End (date)	Apr-26	Jan-17	Mar-13	Jun-11

M-8
WAL (yrs)	9.30	4.76	3.53	2.64
Principal Window (mos)	50 - 218	38 - 111	37 - 68	28 - 48
Principal Window End (date)	May-25	Jun-16	Nov-12	Mar-11

M-9
WAL (yrs)	9.21	4.67	3.43	2.56
Principal Window (mos)	50 - 206	38 - 104	36 - 63	28 - 45
Principal Window End (date)	May-24	Nov-15	Jun-12	Dec-10

M-10
WAL (yrs)	9.05	4.58	3.32	2.49
Principal Window (mos)	50 - 194	38 - 97	35 - 59	27 - 42
Principal Window End (date)	May-23	Apr-15	Feb-12	Sep-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.52	2.19	1.25	0.96
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-2
WAL (yrs)	4.58	2.24	1.27	0.98
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	13.19	6.38	2.42	1.86
Principal Window (mos)	151 - 159	72 - 77	27 - 32	21 - 24
Principal Window End (date)	Jun-20	Aug-13	Nov-09	Mar-09

M-1
WAL (yrs)	8.70	4.77	3.49	2.56
Principal Window (mos)	50 - 159	46 - 77	33 - 47	25 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-2
WAL (yrs)	8.70	4.63	3.90	2.82
Principal Window (mos)	50 - 159	44 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-3
WAL (yrs)	8.70	4.55	3.90	2.82
Principal Window (mos)	50 - 159	42 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.70	4.51	3.86	2.81
Principal Window (mos)	50 - 159	41 - 77	45 - 47	33 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-5
WAL (yrs)	8.70	4.48	3.68	2.72
Principal Window (mos)	50 - 159	40 - 77	42 - 47	32 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-6
WAL (yrs)	8.70	4.45	3.53	2.63
Principal Window (mos)	50 - 159	40 - 77	40 - 47	30 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-7
WAL (yrs)	8.70	4.42	3.42	2.55
Principal Window (mos)	50 - 159	39 - 77	38 - 47	29 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-8
WAL (yrs)	8.70	4.41	3.32	2.50
Principal Window (mos)	50 - 159	38 - 77	37 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-9
WAL (yrs)	8.70	4.38	3.26	2.45
Principal Window (mos)	50 - 159	38 - 77	36 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-10
WAL (yrs)	8.70	4.38	3.21	2.42
Principal Window (mos)	50 - 159	38 - 77	35 - 47	27 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.81	28	3.31	55	3.82
2	2.09	29	3.13	56	3.63
3	1.92	30	3.13	57	3.80
4	2.10	31	3.31	58	3.61
5	1.92	32	3.16	59	3.60
6	1.92	33	3.74	60	3.95
7	2.10	34	3.72	61	3.58
8	1.93	35	3.71	62	3.75
9	2.10	36	4.24	63	3.56
10	1.93	37	3.71	64	3.73
11	1.93	38	3.71	65	3.54
12	2.28	39	3.68	66	3.53
13	1.94	40	3.93	67	3.70
14	2.11	41	3.75	68	3.51
15	1.94	42	3.75	69	3.68
16	2.11	43	3.92	70	3.49
17	1.94	44	3.74	71	3.48
18	1.95	45	3.94	72	4.00
19	2.13	46	3.77	73	3.45
20	1.99	47	3.76	74	3.62
21	2.77	48	4.29	75	3.44
22	2.79	49	3.69	76	3.61
23	2.77	50	3.86	77	3.42
24	3.29	51	3.68
25	2.82	52	3.85
26	3.00	53	3.66
27	3.06	54	3.65

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.34% 6mL = 5.39%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.34000	5.39000	2.81	40	5.04144	5.11935	4.02
2	5.34719	5.37326	2.09	41	5.04903	5.12816	3.84
3	5.34728	5.35165	1.91	42	5.05801	5.13549	3.83
4	5.33673	5.32391	2.10	43	5.06915	5.14134	3.99
5	5.31309	5.29079	1.95	44	5.08139	5.14588	3.80
6	5.28326	5.25373	1.98	45	5.08993	5.14936	3.99
7	5.25186	5.21482	2.18	46	5.09315	5.15236	3.83
8	5.22039	5.17634	2.04	47	5.09207	5.15557	3.82
9	5.18450	5.14043	2.25	48	5.09239	5.15958	4.33
10	5.14232	5.10827	2.12	49	5.09581	5.16410	3.80
11	5.09561	5.08075	2.17	50	5.10181	5.16864	3.96
12	5.05485	5.05846	2.54	51	5.10750	5.17277	3.79
13	5.02592	5.04056	2.24	52	5.11204	5.17652	3.95
14	5.00953	5.02536	2.42	53	5.11557	5.18005	3.77
15	4.99562	5.01115	2.27	54	5.11898	5.18353	3.75
16	4.98069	4.99836	2.45	55	5.12248	5.18703	3.91
17	4.96462	4.98826	2.30	56	5.12605	5.19059	3.73
18	4.94970	4.98196	2.32	57	5.12950	5.19426	3.90
19	4.93661	4.97921	2.50	58	5.13279	5.19810	3.71
20	4.92602	4.97928	2.38	59	5.13600	5.20212	3.70
21	4.92051	4.98136	3.15	60	5.13949	5.20635	4.03
22	4.92130	4.98485	3.18	61	5.14339	5.21077	3.67
23	4.92760	4.98908	3.16	62	5.14764	5.21532	3.83
24	4.93355	4.99354	3.64	63	5.15200	5.21998	3.65
25	4.93702	4.99850	3.13	64	5.15640	5.22474	3.82
26	4.93828	5.00454	3.30	65	5.16085	5.22961	3.63
27	4.94098	5.01209	3.33	66	5.16542	5.23460	3.62
28	4.94620	5.02057	3.56	67	5.17013	5.23971	3.78
29	4.95379	5.02903	3.38	68	5.17498	5.24492	3.59
30	4.96268	5.03666	3.37	69	5.17993	5.25022	3.76
31	4.97252	5.04358	3.53	70	5.18500	5.25559	3.57
32	4.98267	5.05021	3.38	71	5.19016	5.26104	3.56
33	4.99078	5.05696	3.92	72	5.19540	5.26653	4.07
34	4.99587	5.06410	3.88	73	5.20071	5.27207	3.53
35	4.99862	5.07185	3.88	74	5.20609	5.27765	3.69
36	5.00337	5.08043	4.37	75	5.21150	5.28325	3.51
37	5.01147	5.08974	3.86	76	5.21695	5.28886	3.67
38	5.02234	5.09956	3.86	77	5.22242	5.29449	3.48
39	5.03268	5.10961	3.79

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	28.69	6.24	20.53
M-2	23.19	7.11	17.91
M-3	20.38	8.55	16.42
M-4	17.98	9.18	15.04
M-5	15.87	9.78	13.73
M-6	13.90	10.31	12.43
M-7	12.10	10.97	11.17
M-8	10.58	11.68	10.04
M-9	9.44	12.38	9.15
M-10	8.46	12.30	8.35

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$2,194,940,542.11
Number of Mortgage Loans	10,303
Average Scheduled Principal Balance:	$213,038.97	$20,172.60	$1,250,000.00
Weighted Average Gross Coupon:	8.021%	5.200%	13.000%
Non-Zero Weighted Average Original Credit Score:	618	500	808
Weighted Average Combined LTV Ratio (1):	81.48%	7.29%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	87.17%	7.29%	100.00%
Weighted Average Effective LTV Ratio(3):	81.48%	7.29%	100.00%
Weighted Average Stated Remaining Term:	354 Months	110 Months	357 Months
Weighted Average Original Term:	358 Months	120 Months	360 Months
Weighted Average Roll Term:	24 Months	15 Months	57 Months
Weighted Average Gross Margin:	5.816%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.006%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.927%	11.200%	18.850%
Weighted Average Gross Minimum Lifetime Rate:	7.931%	5.875%	12.850%
Weighted Average Seasoning:	4 Months	3 Months	14 Months
Weighted Average First Pay Date:	December 2006	February 2006	January 2007
Weighted Average First Adjustment Date:	February 2009	June 2008	December 2011
Percent Interest Only Loans:	21.91%
Percent Second Liens:	4.32%
Percent of First Liens that have a Silent Second:	31.11%
Weighted Average Debt-To-Income Ratio:	40.80%	2.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	3,727	526,920,177.05	24.01	141,379.17	8.475	82.44	83.55	82.44	621
Fixed Dual Am 40/20	392	108,528,860.58	4.94	276,859.34	7.554	80.20	82.60	80.20	612
Fixed IO	172	50,941,825.16	2.32	296,173.40	7.081	81.18	86.01	81.18	649
Hybrid 2 Yrs Dual Am 40/20	1,192	339,212,710.29	15.45	284,574.42	8.055	82.03	88.55	82.03	614
Hybrid 2 Yrs Fixed	1,891	380,645,709.92	17.34	201,293.34	8.513	81.06	85.56	81.06	595
Hybrid 2 Yrs Fixed IO	981	330,217,952.07	15.04	336,613.61	7.166	80.89	95.51	80.89	648
Hybrid 3 Yrs Dual Am 40/20	568	146,942,984.21	6.69	258,702.44	7.898	81.98	86.67	81.98	610
Hybrid 3 Yrs Fixed	1,030	210,812,118.49	9.60	204,671.96	8.246	80.10	84.25	80.10	598
Hybrid 3 Yrs Fixed IO	341	98,304,335.66	4.48	288,282.51	7.175	81.69	92.65	81.69	646
Hybrid 5 Yrs Fixed	3	954,175.75	0.04	318,058.58	6.780	81.80	81.80	81.80	709
Hybrid 5 Yrs Fixed IO	6	1,459,692.93	0.07	243,282.16	6.622	88.34	92.44	88.34	705
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
GMAC	5,263	1,126,992,509.37	51.35	214,135.00	8.026	81.50	86.96	81.50	617
Ocwen	5,040	1,067,948,032.74	48.65	211,894.45	8.016	81.46	87.38	81.46	619
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	9,270	2,002,082,977.50	91.21	215,974.43	8.037	81.68	87.91	81.68	617
Ameriquest	1,033	192,857,564.61	8.79	186,696.58	7.851	79.35	79.46	79.35	625
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,200.00 - 25,000.00	52	1,181,950.37	0.05	22,729.81	11.141	100.00	100.00	100.00	633
25,000.01 - 50,000.00	460	18,010,676.87	0.82	39,153.65	11.399	97.65	97.68	97.65	642
50,000.01 - 75,000.00	800	50,479,823.98	2.30	63,099.78	10.206	87.73	88.61	87.73	615
75,000.01 - 100,000.00	935	81,713,643.63	3.72	87,394.27	9.469	84.09	86.23	84.09	607
100,000.01 - 125,000.00	917	103,418,791.13	4.71	112,779.49	8.925	82.57	85.59	82.57	606
125,000.01 - 150,000.00	963	132,190,346.86	6.02	137,269.31	8.540	81.60	85.86	81.60	610
150,000.01 - 175,000.00	872	141,403,378.76	6.44	162,159.84	8.227	80.56	85.42	80.56	608
175,000.01 - 200,000.00	841	157,261,276.68	7.16	186,993.19	8.042	81.01	86.49	81.01	612
200,000.01 - 225,000.00	670	142,557,400.02	6.49	212,772.24	8.009	80.81	86.45	80.81	610
225,000.01 - 250,000.00	581	138,331,367.20	6.30	238,091.85	8.004	80.35	84.81	80.35	609
250,000.01 - 275,000.00	487	127,488,101.05	5.81	261,782.55	7.860	81.65	87.88	81.65	615
275,000.01 - 300,000.00	431	123,987,136.97	5.65	287,673.17	7.773	80.27	85.50	80.27	615
300,000.01 - 350,000.00	710	229,531,603.49	10.46	323,283.95	7.667	81.00	87.35	81.00	619
350,000.01 - 400,000.00	527	197,905,079.69	9.02	375,531.46	7.604	80.69	87.52	80.69	623
400,000.01 - 500,000.00	610	273,498,345.88	12.46	448,357.94	7.558	81.78	89.37	81.78	630
500,000.01 - 600,000.00	270	146,881,170.00	6.69	544,004.33	7.559	81.94	90.96	81.94	635
600,000.01 - 700,000.00	105	67,864,177.24	3.09	646,325.50	7.546	80.70	88.91	80.70	632
700,000.01 - 800,000.00	37	27,375,264.37	1.25	739,872.01	7.386	77.22	84.72	77.22	635
800,000.01 - 900,000.00	15	12,588,615.85	0.57	839,241.06	7.568	79.37	80.14	79.37	601
900,000.01 - 1,000,000.00	9	8,707,904.43	0.40	967,544.94	7.325	80.12	80.12	80.12	626
1,000,000.01 - 1,250,000.00	11	12,564,487.64	0.57	1,142,226.15	7.007	76.26	76.26	76.26	641
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The average loan balance of the mortgage loans at origination was $213,442.50.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,172.60 - 25,000.00	53	1,206,918.19	0.05	22,772.04	11.173	100.00	100.00	100.00	634
25,000.01 - 50,000.00	462	18,122,288.98	0.83	39,225.73	11.388	97.63	97.68	97.63	642
50,000.01 - 75,000.00	803	50,736,706.63	2.31	63,183.94	10.192	87.62	88.49	87.62	615
75,000.01 - 100,000.00	933	81,719,324.80	3.72	87,587.70	9.472	84.14	86.27	84.14	607
100,000.01 - 125,000.00	921	104,013,620.31	4.74	112,935.53	8.923	82.58	85.63	82.58	606
125,000.01 - 150,000.00	964	132,544,164.15	6.04	137,493.95	8.534	81.68	85.89	81.68	610
150,000.01 - 175,000.00	876	142,327,716.33	6.48	162,474.56	8.223	80.46	85.39	80.46	609
175,000.01 - 200,000.00	833	155,987,178.86	7.11	187,259.52	8.037	80.97	86.40	80.97	612
200,000.01 - 225,000.00	672	143,132,052.04	6.52	212,994.13	8.016	80.88	86.58	80.88	610
225,000.01 - 250,000.00	580	138,251,075.60	6.30	238,363.92	7.998	80.27	84.65	80.27	609
250,000.01 - 275,000.00	483	126,545,358.98	5.77	261,998.67	7.862	81.74	88.05	81.74	615
275,000.01 - 300,000.00	432	124,333,494.88	5.66	287,809.02	7.769	80.20	85.38	80.20	615
300,000.01 - 350,000.00	710	229,683,480.68	10.46	323,497.86	7.668	81.05	87.42	81.05	619
350,000.01 - 400,000.00	527	198,055,779.28	9.02	375,817.42	7.604	80.72	87.53	80.72	623
400,000.01 - 500,000.00	608	272,799,475.86	12.43	448,683.35	7.559	81.74	89.37	81.74	629
500,000.01 - 600,000.00	269	146,381,457.01	6.67	544,168.99	7.558	81.95	90.93	81.95	635
600,000.01 - 700,000.00	106	68,563,958.64	3.12	646,829.80	7.542	80.69	89.02	80.69	633
700,000.01 - 800,000.00	36	26,675,482.97	1.22	740,985.64	7.391	77.15	84.32	77.15	635
800,000.01 - 900,000.00	15	12,588,615.85	0.57	839,241.06	7.568	79.37	80.14	79.37	601
900,000.01 - 1,000,000.00	9	8,707,904.43	0.40	967,544.94	7.325	80.12	80.12	80.12	626
1,000,000.01 - 1,250,000.00	11	12,564,487.64	0.57	1,142,226.15	7.007	76.26	76.26	76.26	641
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The average loan balance of the mortgage loans as of the cut-off date was $213,038.97.

Gross Mortgage Rates of the Mortgage Loans at Origination

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.200 - 5.500	4	1,639,999.93	0.07	409,999.98	5.304	80.00	100.00	80.00	714
5.501 - 6.000	68	26,914,146.08	1.23	395,796.27	5.857	78.96	90.84	78.96	666
6.001 - 6.500	459	153,712,767.20	7.00	334,886.20	6.330	76.59	85.48	76.59	658
6.501 - 7.000	1,201	338,415,451.13	15.42	281,778.06	6.804	78.66	86.82	78.66	639
7.001 - 7.500	1,429	382,049,751.24	17.41	267,354.62	7.295	79.57	87.65	79.57	627
7.501 - 8.000	1,663	398,794,307.60	18.17	239,804.15	7.781	80.15	86.52	80.15	616
8.001 - 8.500	1,220	258,235,485.84	11.77	211,668.43	8.286	81.05	85.62	81.05	604
8.501 - 9.000	1,183	243,972,790.23	11.12	206,232.28	8.773	82.66	85.50	82.66	591
9.001 - 9.500	702	125,408,388.20	5.71	178,644.43	9.276	83.53	85.67	83.53	583
9.501 - 10.000	593	92,629,327.68	4.22	156,204.60	9.749	86.67	88.23	86.67	588
10.001 - 10.500	328	45,843,755.45	2.09	139,767.55	10.262	88.60	90.05	88.60	601
10.501 - 11.000	338	41,981,848.40	1.91	124,206.65	10.786	91.84	92.01	91.84	608
11.001 - 11.500	385	33,636,093.68	1.53	87,366.48	11.275	96.35	96.69	96.35	627
11.501 - 12.000	295	22,664,164.35	1.03	76,827.68	11.792	96.61	96.66	96.61	631
12.001 - 12.500	344	23,205,680.06	1.06	67,458.37	12.200	99.16	99.16	99.16	634
12.501 - 13.000	91	5,836,585.04	0.27	64,138.30	12.638	99.97	99.97	99.97	643
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.021%.

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	192	25,180,628.04	1.15	131,149.10	8.099	76.20	76.96	76.20	605
241 - 360	10,111	2,169,759,914.07	98.85	214,594.00	8.020	81.54	87.29	81.54	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
110 - 120	5	407,184.64	0.02	81,436.93	7.339	71.33	71.33	71.33	622
121 - 180	111	13,709,291.27	0.62	123,507.13	8.320	75.60	76.20	75.60	601
181 - 240	76	11,064,152.13	0.50	145,580.95	7.852	77.12	78.10	77.12	610
241 - 300	24	2,985,098.23	0.14	124,379.09	8.497	78.36	78.36	78.36	608
301 - 357	10,087	2,166,774,815.84	98.72	214,808.65	8.019	81.54	87.30	81.54	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 354 months.

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	10,053	2,125,626,319.46	96.84	211,441.99	8.022	81.50	87.35	81.50	619
7-12	248	69,075,107.29	3.15	278,528.66	7.991	80.78	81.63	80.78	587
13-14	2	239,115.36	0.01	119,557.68	9.047	69.39	69.39	69.39	591
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.00	69,800.44	7.750	7.29	7.29	7.29	645
10.01 - 15.00	1	49,868.48	0.00	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	6	471,763.45	0.02	78,627.24	8.074	16.69	16.69	16.69	589
20.01 - 25.00	13	1,759,771.44	0.08	135,367.03	8.021	22.49	22.49	22.49	609
25.01 - 30.00	21	3,165,047.88	0.14	150,716.57	7.372	27.34	27.34	27.34	654
30.01 - 35.00	19	2,299,649.27	0.10	121,034.17	7.707	32.67	32.67	32.67	589
35.01 - 40.00	34	5,053,940.35	0.23	148,645.30	7.627	38.04	38.04	38.04	602
40.01 - 45.00	55	9,069,553.23	0.41	164,900.97	7.663	43.01	43.10	43.01	598
45.01 - 50.00	88	16,407,419.71	0.75	186,447.95	7.639	47.73	47.73	47.73	596
50.01 - 55.00	112	20,811,818.28	0.95	185,819.81	7.625	52.98	52.98	52.98	600
55.01 - 60.00	176	35,791,390.52	1.63	203,360.17	7.795	58.06	58.33	58.06	591
60.01 - 65.00	331	74,226,720.49	3.38	224,249.91	7.713	63.35	63.75	63.35	595
65.01 - 70.00	450	94,924,691.40	4.32	210,943.76	7.928	68.71	69.21	68.71	583
70.01 - 75.00	656	152,625,804.62	6.95	232,661.29	7.837	73.86	74.11	73.86	584
75.01 - 80.00	3,336	861,701,334.62	39.26	258,303.76	7.476	79.76	93.59	79.76	632
80.01 - 85.00	976	226,236,443.50	10.31	231,799.63	7.949	84.38	84.88	84.38	601
85.01 - 90.00	1,942	437,741,717.87	19.94	225,407.68	8.261	89.64	90.28	89.64	616
90.01 - 95.00	612	136,690,917.91	6.23	223,351.17	8.700	94.73	95.14	94.73	635
95.01 - 100.00	1,474	115,842,888.65	5.28	78,590.83	11.281	99.96	99.96	99.96	645
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 81.48%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.00	69,800.44	7.750	7.29	7.29	7.29	645
10.01 - 15.00	1	49,868.48	0.00	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	6	471,763.45	0.02	78,627.24	8.074	16.69	16.69	16.69	589
20.01 - 25.00	13	1,759,771.44	0.08	135,367.03	8.021	22.49	22.49	22.49	609
25.01 - 30.00	21	3,165,047.88	0.14	150,716.57	7.372	27.34	27.34	27.34	654
30.01 - 35.00	19	2,299,649.27	0.10	121,034.17	7.707	32.67	32.67	32.67	589
35.01 - 40.00	34	5,053,940.35	0.23	148,645.30	7.627	38.04	38.04	38.04	602
40.01 - 45.00	54	8,904,934.11	0.41	164,906.19	7.669	43.03	43.03	43.03	599
45.01 - 50.00	89	16,572,038.83	0.76	186,202.68	7.636	47.68	47.72	47.68	596
50.01 - 55.00	112	20,811,818.28	0.95	185,819.81	7.625	52.98	52.98	52.98	600
55.01 - 60.00	175	35,551,862.31	1.62	203,153.50	7.793	58.05	58.05	58.05	591
60.01 - 65.00	328	73,236,519.18	3.34	223,282.07	7.711	63.34	63.34	63.34	594
65.01 - 70.00	441	92,367,454.03	4.21	209,450.01	7.929	68.69	68.69	68.69	583
70.01 - 75.00	641	150,590,642.57	6.86	234,930.80	7.822	73.85	73.85	73.85	585
75.01 - 80.00	1,175	264,854,965.64	12.07	225,408.48	7.837	79.24	79.25	79.24	590
80.01 - 85.00	928	220,172,318.19	10.03	237,254.65	7.912	84.24	84.35	84.24	601
85.01 - 90.00	1,777	408,472,302.68	18.61	229,866.24	8.209	89.60	89.62	89.60	616
90.01 - 95.00	600	131,726,990.24	6.00	219,544.98	8.632	94.33	94.70	94.33	634
95.01 - 100.00	3,888	758,808,854.74	34.57	195,166.89	8.030	83.60	99.95	83.60	646
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.17%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination

Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.00	69,800.44	7.750	7.29	7.29	7.29	645
10.01 - 15.00	1	49,868.48	0.00	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	6	471,763.45	0.02	78,627.24	8.074	16.69	16.69	16.69	589
20.01 - 25.00	13	1,759,771.44	0.08	135,367.03	8.021	22.49	22.49	22.49	609
25.01 - 30.00	21	3,165,047.88	0.14	150,716.57	7.372	27.34	27.34	27.34	654
30.01 - 35.00	19	2,299,649.27	0.10	121,034.17	7.707	32.67	32.67	32.67	589
35.01 - 40.00	34	5,053,940.35	0.23	148,645.30	7.627	38.04	38.04	38.04	602
40.01 - 45.00	55	9,069,553.23	0.41	164,900.97	7.663	43.01	43.10	43.01	598
45.01 - 50.00	88	16,407,419.71	0.75	186,447.95	7.639	47.73	47.73	47.73	596
50.01 - 55.00	112	20,811,818.28	0.95	185,819.81	7.625	52.98	52.98	52.98	600
55.01 - 60.00	176	35,791,390.52	1.63	203,360.17	7.795	58.06	58.33	58.06	591
60.01 - 65.00	331	74,226,720.49	3.38	224,249.91	7.713	63.35	63.75	63.35	595
65.01 - 70.00	450	94,924,691.40	4.32	210,943.76	7.928	68.71	69.21	68.71	583
70.01 - 75.00	656	152,625,804.62	6.95	232,661.29	7.837	73.86	74.11	73.86	584
75.01 - 80.00	3,336	861,701,334.62	39.26	258,303.76	7.476	79.76	93.59	79.76	632
80.01 - 85.00	976	226,236,443.50	10.31	231,799.63	7.949	84.38	84.88	84.38	601
85.01 - 90.00	1,942	437,741,717.87	19.94	225,407.68	8.261	89.64	90.28	89.64	616
90.01 - 95.00	612	136,690,917.91	6.23	223,351.17	8.700	94.73	95.14	94.73	635
95.01 - 100.00	1,474	115,842,888.65	5.28	78,590.83	11.281	99.96	99.96	99.96	645
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.48%.

Occupancy Type of the Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	9,623	2,079,208,922.06	94.73	216,066.60	7.979	81.38	87.32	81.38	617
Investor	622	105,194,953.59	4.79	169,123.72	8.847	83.46	84.84	83.46	642
Second Home	58	10,536,666.46	0.48	181,666.66	8.061	80.63	81.29	80.63	644
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	7,697	1,624,638,131.85	74.02	211,074.20	7.998	81.38	86.75	81.38	616
PUD	1,296	293,546,413.32	13.37	226,501.86	8.056	82.21	88.81	82.21	617
Two to Four Family	506	135,852,841.27	6.19	268,483.88	8.117	80.24	85.50	80.24	629
Condominium	771	135,697,362.47	6.18	176,001.77	8.139	82.29	90.38	82.29	631
Single Family Attached	33	5,205,793.20	0.24	157,751.31	7.692	82.39	86.07	82.39	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	5,709	1,282,150,358.37	58.41	224,584.05	7.969	79.67	80.89	79.67	603
Purchase	3,860	770,120,625.25	35.09	199,513.12	8.161	84.50	97.48	84.50	643
Rate/Term Refinance	734	142,669,558.49	6.50	194,372.70	7.732	81.37	87.87	81.37	622
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Documentation of the Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	6,707	1,372,829,969.16	62.55	204,686.14	7.785	81.01	85.94	81.01	608
Stated	2,557	576,413,889.69	26.26	225,425.85	8.568	82.38	88.95	82.38	642
Limited	1,039	245,696,683.26	11.19	236,474.19	8.057	82.00	89.87	82.00	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	8,929	2,100,139,191.55	95.68	235,204.30	7.865	80.64	86.59	80.64	617
Second	1,374	94,801,350.56	4.32	68,996.62	11.469	99.96	99.96	99.96	648
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

Prepayment Penalty Status of the Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	4,584	818,460,508.42	37.29	178,547.23	8.516	83.08	87.07	83.08	617
Has Prepayment Penalty	5,719	1,376,480,033.69	62.71	240,685.44	7.726	80.53	87.22	80.53	619
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,584	818,460,508.42	37.29	178,547.23	8.516	83.08	87.07	83.08	617
12	480	146,343,331.22	6.67	304,881.94	7.895	80.15	86.40	80.15	621
24	2,980	759,042,630.76	34.58	254,712.29	7.754	81.30	90.27	81.30	619
30	3	595,418.75	0.03	198,472.92	8.369	87.58	87.58	87.58	583
36	2,256	470,498,652.96	21.44	208,554.37	7.629	79.39	82.57	79.39	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Geographic Concentration of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	2,126	661,941,732.79	30.16	311,355.47	7.768	80.70	89.27	80.70	632
Florida	1,622	328,334,748.66	14.96	202,425.86	8.034	80.79	86.60	80.79	617
Illinois	961	179,981,858.88	8.20	187,286.01	8.292	83.27	87.75	83.27	615
Arizona	674	121,644,558.10	5.54	180,481.54	8.085	82.06	87.01	82.06	619
Maryland	477	110,850,895.36	5.05	232,391.81	7.729	79.73	83.50	79.73	604
New York	364	107,797,970.15	4.91	296,148.27	7.747	78.43	82.21	78.43	617
New Jersey	388	105,325,131.65	4.80	271,456.52	7.892	79.73	81.95	79.73	609
Texas	549	62,706,752.14	2.86	114,219.95	8.776	83.05	87.65	83.05	600
Washington	206	46,822,093.73	2.13	227,291.72	7.924	81.96	86.56	81.96	611
Nevada	187	44,383,575.78	2.02	237,345.33	8.121	83.77	90.92	83.77	628
Pennsylvania	248	39,088,722.91	1.78	157,615.82	8.199	82.38	82.88	82.38	596
Massachusetts	137	33,125,049.78	1.51	241,788.68	7.867	80.08	84.59	80.08	615
Connecticut	130	26,825,871.62	1.22	206,352.86	8.250	81.52	86.26	81.52	610
Hawaii	67	26,276,657.91	1.20	392,188.92	7.087	80.01	85.58	80.01	652
Minnesota	136	25,339,860.60	1.15	186,322.50	8.104	84.84	88.32	84.84	609
Michigan	192	22,923,294.43	1.04	119,392.16	8.653	84.68	88.74	84.68	596
Utah	136	22,874,055.25	1.04	168,191.58	8.341	84.15	90.67	84.15	623
Louisiana	165	20,906,075.97	0.95	126,703.49	8.819	83.63	86.32	83.63	594
Colorado	120	20,002,560.20	0.91	166,688.00	8.138	84.22	90.92	84.22	617
Wisconsin	143	19,385,163.92	0.88	135,560.59	8.633	83.47	88.96	83.47	598
Missouri	157	18,563,145.73	0.85	118,236.60	9.019	85.82	88.63	85.82	595
Oregon	67	14,385,423.51	0.66	214,707.81	7.985	83.98	88.04	83.98	610
Ohio	123	13,499,813.09	0.62	109,754.58	8.838	84.51	84.98	84.51	584
New Mexico	83	13,355,740.19	0.61	160,912.53	8.940	84.12	88.97	84.12	592
Rhode Island	55	11,408,634.69	0.52	207,429.72	7.998	81.77	86.31	81.77	611
Indiana	97	9,894,122.40	0.45	102,001.26	8.700	86.47	88.51	86.47	607
Georgia	71	9,784,610.16	0.45	137,811.41	8.439	82.12	84.76	82.12	595
Tennessee	68	8,475,268.51	0.39	124,636.30	8.482	83.75	84.67	83.75	577
North Carolina	69	8,442,303.09	0.38	122,352.22	8.736	84.63	89.98	84.63	595
South Carolina	48	7,129,362.82	0.32	148,528.39	8.585	86.16	89.01	86.16	610
Alabama	56	6,552,249.55	0.30	117,004.46	8.818	86.56	88.59	86.56	599
Oklahoma	61	5,794,160.13	0.26	94,986.23	8.570	86.62	90.34	86.62	611
Kansas	39	5,711,207.50	0.26	146,441.22	8.650	85.76	89.06	85.76	606
Delaware	28	4,694,361.29	0.21	167,655.76	8.149	84.13	87.51	84.13	608
Mississippi	35	4,546,811.08	0.21	129,908.89	8.636	85.95	90.80	85.95	591
Idaho	22	3,438,651.67	0.16	156,302.35	8.665	82.93	87.57	82.93	604
Nebraska	34	3,394,246.29	0.15	99,830.77	8.797	85.35	92.10	85.35	608
Kentucky	32	3,320,315.42	0.15	103,759.86	8.697	88.46	90.97	88.46	604
Iowa	36	3,099,783.34	0.14	86,105.09	9.088	82.66	86.81	82.66	578
Wyoming	27	2,940,088.91	0.13	108,892.18	8.399	84.35	89.93	84.35	603
Arkansas	19	2,721,964.12	0.12	143,261.27	8.639	82.03	82.03	82.03	600
New Hampshire	11	1,910,647.15	0.09	173,695.20	8.264	81.45	85.84	81.45	609
Maine	13	1,883,555.72	0.09	144,888.90	7.997	79.50	83.11	79.50	595
Alaska	7	1,240,473.92	0.06	177,210.56	8.018	84.33	94.33	84.33	597
South Dakota	9	970,981.04	0.04	107,886.78	8.894	86.76	92.07	86.76	621
Montana	3	507,977.83	0.02	169,325.94	7.484	91.23	91.23	91.23	655
North Dakota	3	393,293.54	0.02	131,097.85	8.702	76.33	76.33	76.33	591
District of Columbia	1	293,182.67	0.01	293,182.67	7.875	89.17	89.17	89.17	650
Vermont	1	51,536.92	0.00	51,536.92	12.800	100.00	100.00	100.00	647
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Mortgage Insurance Coverage of the Mortgage Loans

Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	650	124,500,193.65	5.67	191,538.76	8.799	75.74	76.19	75.74	512
525 - 549	839	165,569,875.75	7.54	197,341.93	8.548	77.19	77.81	77.19	537
550 - 574	925	196,822,151.69	8.97	212,780.70	8.406	79.55	80.46	79.55	561
575 - 599	964	210,004,776.97	9.57	217,847.28	8.242	81.19	81.66	81.19	587
600 - 624	2,269	461,289,712.95	21.02	203,300.89	7.991	82.56	89.01	82.56	612
625 - 649	2,023	443,232,236.81	20.19	219,096.51	7.785	82.83	91.18	82.83	637
650 - 674	1,439	308,966,936.06	14.08	214,709.48	7.818	82.44	91.87	82.44	661
675 - 699	649	148,053,805.50	6.75	228,126.05	7.669	83.34	92.15	83.34	685
700 - 724	296	67,735,610.22	3.09	228,836.52	7.584	83.71	92.58	83.71	711
725 - 749	126	35,776,674.47	1.63	283,941.86	7.338	83.71	91.53	83.71	736
750 - 774	75	19,192,482.64	0.87	255,899.77	7.416	80.81	88.27	80.81	761
775 - 799	41	12,289,302.12	0.56	299,739.08	7.484	80.82	90.00	80.82	784
800 - 808	7	1,506,783.28	0.07	215,254.75	7.321	73.71	82.67	73.71	805
	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 618.

Debt-To-Income Ratio of the Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.00 - 5.00	27	5,860,356.03	0.27	217,050.22	8.153	78.93	83.38	78.93	606
5.01 - 10.00	61	15,150,764.89	0.69	248,373.19	8.037	83.73	86.69	83.73	617
10.01 - 15.00	85	17,458,789.79	0.80	205,397.53	8.084	78.36	80.05	78.36	615
15.01 - 20.00	200	39,467,427.10	1.80	197,337.14	8.135	80.10	83.75	80.10	619
20.01 - 25.00	420	77,882,991.31	3.55	185,435.69	8.093	79.42	82.94	79.42	615
25.01 - 30.00	711	135,841,498.13	6.19	191,056.96	7.950	79.19	84.13	79.19	621
30.01 - 35.00	1,098	216,916,583.02	9.88	197,556.09	7.997	80.45	85.69	80.45	620
35.01 - 40.00	1,597	342,424,936.48	15.60	214,417.62	7.914	81.62	87.86	81.62	624
40.01 - 45.00	2,462	531,416,181.72	24.21	215,847.35	8.025	82.36	89.41	82.36	623
45.01 - 50.00	3,268	732,213,558.49	33.36	224,055.56	8.078	82.95	88.76	82.95	614
50.01 - 55.00	374	80,307,455.15	3.66	214,725.82	7.955	71.39	71.70	71.39	586
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.80%.

Margin of the Adjustable-Rate Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	2	581,925.00	0.04	290,962.50	6.318	80.68	90.98	80.68	697
2.501 - 3.000	17	4,746,118.52	0.31	279,183.44	6.833	87.18	87.18	87.18	704
3.001 - 3.500	15	5,776,812.05	0.38	385,120.80	7.231	77.20	77.20	77.20	668
3.501 - 4.000	25	6,631,611.04	0.44	265,264.44	7.205	81.78	81.78	81.78	647
4.001 - 4.500	645	138,677,759.33	9.19	215,004.28	8.131	82.54	87.16	82.54	612
4.501 - 5.000	63	13,284,907.43	0.88	210,871.55	8.313	81.73	81.73	81.73	588
5.001 - 5.500	68	12,587,906.50	0.83	185,116.27	9.046	74.93	74.93	74.93	541
5.501 - 6.000	5,167	1,322,749,048.26	87.68	255,999.43	7.905	81.16	89.26	81.16	617
6.001 - 6.500	2	507,835.81	0.03	253,917.91	6.744	81.13	97.04	81.13	656
6.501 - 7.000	2	1,017,728.81	0.07	508,864.41	6.563	81.62	89.48	81.62	655
7.001 - 7.125	6	1,988,026.57	0.13	331,337.76	7.547	82.89	91.84	82.89	650
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.816%.

Months to Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15 - 18	104	22,545,630.57	1.49	216,784.91	9.004	87.91	92.28	87.91	618
19 - 24	3,960	1,027,530,741.71	68.11	259,477.46	7.918	81.18	89.60	81.18	618
25 - 30	53	12,598,576.70	0.84	237,708.99	8.349	83.54	85.05	83.54	611
31 - 36	1,886	443,460,861.66	29.40	235,133.01	7.890	80.98	86.89	80.98	612
55 - 57	9	2,413,868.68	0.16	268,207.63	6.685	85.76	88.24	85.76	706
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average months to next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was 24.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.200 - 11.500	5	1,939,424.93	0.13	387,884.99	5.489	80.00	100.00	80.00	708
11.501 - 12.000	62	24,505,130.03	1.62	395,244.03	5.856	79.16	91.18	79.16	661
12.001 - 12.500	267	93,408,722.57	6.19	349,845.40	6.333	79.38	93.07	79.38	652
12.501 - 13.000	733	220,603,669.19	14.62	300,959.99	6.792	78.99	90.44	78.99	639
13.001 - 13.500	946	269,053,991.25	17.84	284,412.25	7.293	79.58	90.11	79.58	626
13.501 - 14.000	1,099	288,183,259.06	19.10	262,223.17	7.779	80.29	88.37	80.29	618
14.001 - 14.500	826	190,750,367.48	12.64	230,932.65	8.286	81.58	87.12	81.58	607
14.501 - 15.000	836	187,063,704.42	12.40	223,760.41	8.772	82.79	86.00	82.79	593
15.001 - 15.500	483	94,708,151.20	6.28	196,083.13	9.268	84.40	86.95	84.40	586
15.501 - 16.000	381	71,476,905.90	4.74	187,603.43	9.756	87.00	88.81	87.00	591
16.001 - 16.500	172	30,314,809.93	2.01	176,248.89	10.274	86.49	88.15	86.49	585
16.501 - 17.000	124	23,573,058.44	1.56	190,105.31	10.761	88.04	88.32	88.04	589
17.001 - 17.500	48	8,008,344.96	0.53	166,840.52	11.241	88.01	89.44	88.01	589
17.501 - 18.000	23	3,430,825.21	0.23	149,166.31	11.741	82.38	82.53	82.38	582
18.001 - 18.500	5	690,264.63	0.05	138,052.93	12.269	72.52	72.52	72.52	549
18.501 - 18.850	2	839,050.12	0.06	419,525.06	12.749	100.00	100.00	100.00	590
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 13.927%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.875 - 6.000	66	26,145,129.96	1.73	396,138.33	5.822	79.22	91.73	79.22	665
6.001 - 6.500	267	93,090,418.76	6.17	348,653.25	6.332	79.36	93.16	79.36	653
6.501 - 7.000	733	221,030,998.00	14.65	301,542.97	6.791	79.00	90.41	79.00	639
7.001 - 7.500	947	269,244,391.25	17.85	284,312.98	7.292	79.58	90.11	79.58	626
7.501 - 8.000	1,099	288,183,259.06	19.10	262,223.17	7.779	80.29	88.37	80.29	618
8.001 - 8.500	826	190,750,367.48	12.64	230,932.65	8.286	81.58	87.12	81.58	607
8.501 - 9.000	836	187,063,704.42	12.40	223,760.41	8.772	82.79	86.00	82.79	593
9.001 - 9.500	483	94,708,151.20	6.28	196,083.13	9.268	84.40	86.95	84.40	586
9.501 - 10.000	381	71,476,905.90	4.74	187,603.43	9.756	87.00	88.81	87.00	591
10.001 - 10.500	172	30,314,809.93	2.01	176,248.89	10.274	86.49	88.15	86.49	585
10.501 - 11.000	124	23,573,058.44	1.56	190,105.31	10.761	88.04	88.32	88.04	589
11.001 - 11.500	48	8,008,344.96	0.53	166,840.52	11.241	88.01	89.44	88.01	589
11.501 - 12.000	23	3,430,825.21	0.23	149,166.31	11.741	82.38	82.53	82.38	582
12.001 - 12.500	5	690,264.63	0.05	138,052.93	12.269	72.52	72.52	72.52	549
12.501 - 12.850	2	839,050.12	0.06	419,525.06	12.749	100.00	100.00	100.00	590
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.931%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	6,004	1,506,312,469.69	99.85	250,884.82	7.930	81.24	88.80	81.24	616
5.000	1	299,425.00	0.02	299,425.00	6.500	80.00	100.00	80.00	680
6.000	7	1,937,784.63	0.13	276,826.38	6.570	87.75	87.75	87.75	722
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.006%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	6,011	1,508,250,254.32	99.98	250,915.03	7.928	81.24	88.80	81.24	616
2.000	1	299,425.00	0.02	299,425.00	6.500	80.00	100.00	80.00	680
Total:	6,012	1,508,549,679.32	100.00	250,923.10	7.928	81.24	88.80	81.24	616

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.000%.

Interest Only Term of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	8,803	1,714,016,736.29	78.09	194,708.25	8.263	81.58	85.28	81.58	610
60	1,499	480,624,380.82	21.90	320,630.01	7.157	81.11	93.91	81.11	648
120	1	299,425.00	0.01	299,425.00	6.500	80.00	100.00	80.00	680
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	10,301	2,194,095,591.11	99.96	212,998.31	8.020	81.48	87.17	81.48	618
1 X 30	2	844,951.00	0.04	422,475.50	9.255	81.22	81.22	81.22	543
Total:	10,303	2,194,940,542.11	100.00	213,038.97	8.021	81.48	87.17	81.48	618

Group 3 Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,141,517,402.10
Number of Mortgage Loans	4,572
Average Scheduled Principal Balance:	$249,675.72	$20,530.15	$1,250,000.00
Weighted Average Gross Coupon:	7.942%	5.200%	13.000%
Non-Zero Weighted Average Original Credit Score:	626	500	808
Weighted Average Combined LTV Ratio (1):	82.17%	7.29%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	90.61%	7.29%	100.00%
Weighted Average Effective LTV Ratio(3):	82.17%	7.29%	100.00%
Weighted Average Stated Remaining Term:	355 Months	110 Months	357 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Roll Term:	23 Months	17 Months	57 Months
Weighted Average Gross Margin:	5.893%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.005%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.718%	11.200%	18.850%
Weighted Average Gross Minimum Lifetime Rate:	7.723%	5.875%	12.850%
Weighted Average Seasoning:	4 Months	3 Months	10 Months
Weighted Average First Pay Date:	December 2006	June 2006	January 2007
Weighted Average First Adjustment Date:	February 2009	August 2008	December 2011
Percent Interest Only Loans:	27.53%
Percent Second Liens:	6.55%
Percent of First Liens that have a Silent Second:	46.71%
Weighted Average Debt-To-Income Ratio:	40.88%	2.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 3 Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	1,724	251,822,727.27	22.06	146,068.87	8.836	85.31	86.91	85.31	628
Fixed Dual Am 40/20	152	51,166,778.83	4.48	336,623.54	7.468	81.07	84.05	81.07	613
Fixed IO	46	19,389,690.44	1.70	421,515.01	7.033	81.48	89.38	81.48	655
Hybrid 2 Yrs Dual Am 40/20	574	192,944,758.48	16.90	336,140.69	7.906	81.61	90.84	81.61	620
Hybrid 2 Yrs Fixed	728	180,374,642.37	15.80	247,767.37	8.355	82.25	89.26	82.25	603
Hybrid 2 Yrs Fixed IO	659	249,424,064.15	21.85	378,488.72	7.111	80.65	97.60	80.65	650
Hybrid 3 Yrs Dual Am 40/20	209	64,984,077.60	5.69	310,928.60	7.760	82.09	89.46	82.09	618
Hybrid 3 Yrs Fixed	351	85,243,027.26	7.47	242,857.63	8.050	79.93	85.43	79.93	602
Hybrid 3 Yrs Fixed IO	126	45,090,694.00	3.95	357,862.65	7.079	81.10	96.49	81.10	654
Hybrid 5 Yrs Fixed	2	777,516.70	0.07	388,758.35	6.447	83.65	83.65	83.65	738
Hybrid 5 Yrs Fixed IO	1	299,425.00	0.03	299,425.00	6.500	80.00	100.00	80.00	680
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Servicer of the Group 3 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
GMAC	2,192	559,909,824.86	49.05	255,433.31	7.945	82.53	91.12	82.53	627
Ocwen	2,380	581,607,577.24	50.95	244,372.93	7.940	81.83	90.12	81.83	625
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Originator of the Group 3 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	4,266	1,075,718,329.34	94.24	252,160.88	7.948	82.25	91.18	82.25	626
Ameriquest	306	65,799,072.76	5.76	215,029.65	7.851	80.99	81.25	80.99	625
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Principal Balances of the Group 3 Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,580.00 - 25,000.00	10	228,225.95	0.02	22,822.60	10.804	100.00	100.00	100.00	637
25,000.01 - 50,000.00	182	7,341,542.42	0.64	40,338.15	11.499	99.21	99.27	99.21	643
50,000.01 - 75,000.00	368	23,073,645.04	2.02	62,700.12	10.812	93.01	93.52	93.01	626
75,000.01 - 100,000.00	411	36,010,536.88	3.15	87,616.88	10.222	90.01	91.42	90.01	619
100,000.01 - 125,000.00	344	38,762,404.06	3.40	112,681.41	9.615	87.70	90.28	87.70	617
125,000.01 - 150,000.00	342	46,734,309.47	4.09	136,650.03	9.067	85.29	89.64	85.29	616
150,000.01 - 175,000.00	321	52,002,725.96	4.56	162,002.26	8.412	82.18	89.62	82.18	611
175,000.01 - 200,000.00	290	54,269,870.81	4.75	187,137.49	7.958	81.13	91.57	81.13	616
200,000.01 - 225,000.00	256	54,641,471.76	4.79	213,443.25	7.914	81.25	91.30	81.25	617
225,000.01 - 250,000.00	193	45,931,815.33	4.02	237,988.68	7.910	80.00	88.85	80.00	620
250,000.01 - 275,000.00	218	56,984,045.73	4.99	261,394.71	7.796	82.35	92.24	82.35	618
275,000.01 - 300,000.00	173	49,662,005.91	4.35	287,063.62	7.724	80.23	89.60	80.23	613
300,000.01 - 350,000.00	311	100,675,018.93	8.82	323,713.89	7.543	81.23	92.60	81.23	627
350,000.01 - 400,000.00	224	83,717,953.74	7.33	373,740.86	7.399	80.33	93.74	80.33	636
400,000.01 - 500,000.00	511	231,475,122.05	20.28	452,984.58	7.524	81.82	90.55	81.82	632
500,000.01 - 600,000.00	243	132,282,271.75	11.59	544,371.49	7.570	81.89	91.43	81.89	635
600,000.01 - 700,000.00	103	66,488,164.02	5.82	645,516.16	7.543	80.73	89.12	80.73	632
700,000.01 - 800,000.00	37	27,375,264.37	2.40	739,872.01	7.386	77.22	84.72	77.22	635
800,000.01 - 900,000.00	15	12,588,615.85	1.10	839,241.06	7.568	79.37	80.14	79.37	601
900,000.01 - 1,000,000.00	9	8,707,904.43	0.76	967,544.94	7.325	80.12	80.12	80.12	626
1,000,000.01 - 1,250,000.00	11	12,564,487.64	1.10	1,142,226.15	7.007	76.26	76.26	76.26	641
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The average loan balance of the Group 3 Mortgage Loans at origination was $250,102.37.

Principal Balances of the Group 3 Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,530.15 - 25,000.00	10	228,225.95	0.02	22,822.60	10.804	100.00	100.00	100.00	637
25,000.01 - 50,000.00	184	7,434,185.53	0.65	40,403.18	11.487	99.15	99.28	99.15	643
50,000.01 - 75,000.00	368	23,130,657.94	2.03	62,855.05	10.795	92.94	93.42	92.94	625
75,000.01 - 100,000.00	410	35,960,869.47	3.15	87,709.44	10.237	90.07	91.48	90.07	619
100,000.01 - 125,000.00	346	39,036,838.64	3.42	112,823.23	9.599	87.66	90.29	87.66	617
125,000.01 - 150,000.00	343	46,958,705.69	4.11	136,905.85	9.063	85.39	89.68	85.39	616
150,000.01 - 175,000.00	324	52,626,983.86	4.61	162,428.96	8.397	82.02	89.57	82.02	612
175,000.01 - 200,000.00	284	53,246,594.86	4.66	187,488.01	7.959	81.12	91.55	81.12	615
200,000.01 - 225,000.00	257	54,890,973.31	4.81	213,583.55	7.916	81.22	91.31	81.22	617
225,000.01 - 250,000.00	194	46,227,360.29	4.05	238,285.36	7.913	80.11	88.80	80.11	620
250,000.01 - 275,000.00	216	56,513,935.83	4.95	261,638.59	7.792	82.38	92.36	82.38	618
275,000.01 - 300,000.00	172	49,387,267.95	4.33	287,135.28	7.723	80.15	89.57	80.15	613
300,000.01 - 350,000.00	312	101,024,864.71	8.85	323,797.64	7.543	81.23	92.62	81.23	627
350,000.01 - 400,000.00	223	83,368,107.96	7.30	373,848.02	7.398	80.33	93.72	80.33	636
400,000.01 - 500,000.00	512	231,974,835.04	20.32	453,075.85	7.525	81.81	90.57	81.81	632
500,000.01 - 600,000.00	242	131,782,558.76	11.54	544,556.03	7.569	81.90	91.40	81.90	635
600,000.01 - 700,000.00	104	67,187,945.42	5.89	646,037.94	7.539	80.73	89.23	80.73	633
700,000.01 - 800,000.00	36	26,675,482.97	2.34	740,985.64	7.391	77.15	84.32	77.15	635
800,000.01 - 900,000.00	15	12,588,615.85	1.10	839,241.06	7.568	79.37	80.14	79.37	601
900,000.01 - 1,000,000.00	9	8,707,904.43	0.76	967,544.94	7.325	80.12	80.12	80.12	626
1,000,000.01 - 1,250,000.00	11	12,564,487.64	1.10	1,142,226.15	7.007	76.26	76.26	76.26	641
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The average loan balance of the Group 3 Mortgage Loans as of the cut-off date was $249,675.72.

Gross Mortgage Rates of the Group 3 Mortgage Loans at Origination

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.200 - 5.500	3	1,262,400.00	0.11	420,800.00	5.261	80.00	100.00	80.00	734
5.501 - 6.000	41	19,182,388.44	1.68	467,863.13	5.865	78.92	92.71	78.92	674
6.001 - 6.500	249	99,996,639.75	8.76	401,592.93	6.321	76.79	88.06	76.79	662
6.501 - 7.000	565	192,069,583.86	16.83	339,946.17	6.795	79.50	91.01	79.50	642
7.001 - 7.500	674	217,272,335.92	19.03	322,362.52	7.289	80.09	91.30	80.09	631
7.501 - 8.000	710	206,391,205.65	18.08	290,691.84	7.777	80.57	90.02	80.57	621
8.001 - 8.500	478	119,674,975.80	10.48	250,366.06	8.286	81.48	88.71	81.48	612
8.501 - 9.000	388	94,744,608.29	8.30	244,187.13	8.767	83.38	88.04	83.38	594
9.001 - 9.500	216	46,855,434.70	4.10	216,923.31	9.279	84.46	88.02	84.46	583
9.501 - 10.000	214	37,695,946.54	3.30	176,149.28	9.742	88.29	90.68	88.29	587
10.001 - 10.500	138	21,394,456.34	1.87	155,032.29	10.242	91.11	93.07	91.11	612
10.501 - 11.000	176	23,647,079.12	2.07	134,358.40	10.798	94.99	95.13	94.99	618
11.001 - 11.500	238	22,491,454.28	1.97	94,501.91	11.278	98.65	98.89	98.65	637
11.501 - 12.000	186	16,309,472.91	1.43	87,685.34	11.792	98.44	98.44	98.44	639
12.001 - 12.500	240	18,152,930.00	1.59	75,637.21	12.192	99.98	99.98	99.98	638
12.501 - 13.000	56	4,376,490.50	0.38	78,151.62	12.640	100.00	100.00	100.00	639
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average mortgage rate of the Group 3 Mortgage Loans as of the cut-off date was 7.942%.

Original Term to Maturity of the Group 3 Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	56	9,572,842.72	0.84	170,943.62	8.280	82.81	84.09	82.81	607
241 - 360	4,516	1,131,944,559.38	99.16	250,652.03	7.940	82.17	90.66	82.17	626
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average original term to maturity of the Group 3 Mortgage Loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Group 3 Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
110 - 120	1	70,507.63	0.01	70,507.63	7.250	79.22	79.22	79.22	593
121 - 180	32	4,904,254.05	0.43	153,257.94	8.743	84.71	86.38	84.71	600
181 - 240	23	4,598,081.04	0.40	199,916.57	7.802	80.83	81.73	80.83	615
241 - 300	11	1,401,888.91	0.12	127,444.45	8.388	78.62	78.62	78.62	617
301 - 357	4,505	1,130,542,670.47	99.04	250,952.87	7.939	82.17	90.68	82.17	626
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average remaining term to maturity of the Group 3 Mortgage Loans as of the cut-off date was 355 months.

Seasoning of the Group 3 Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	4,443	1,103,292,264.06	96.65	248,321.46	7.936	82.16	90.83	82.16	627
7-10	129	38,225,138.04	3.35	296,318.90	8.125	82.66	84.12	82.66	588
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average seasoning of the Group 3 Mortgage Loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group 3 Mortgage Loans at Origination

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.01	69,800.44	7.750	7.29	7.29	7.29	645
15.01 - 20.00	2	119,412.15	0.01	59,706.08	8.723	16.81	16.81	16.81	538
20.01 - 25.00	1	117,708.05	0.01	117,708.05	8.450	21.85	21.85	21.85	556
25.01 - 30.00	9	1,853,270.67	0.16	205,918.96	6.794	26.94	26.94	26.94	692
30.01 - 35.00	6	782,794.21	0.07	130,465.70	7.860	33.49	33.49	33.49	566
35.01 - 40.00	8	1,384,515.74	0.12	173,064.47	7.251	38.51	38.51	38.51	662
40.01 - 45.00	14	3,177,258.47	0.28	226,947.03	7.206	42.85	42.85	42.85	619
45.01 - 50.00	27	6,761,056.09	0.59	250,409.48	7.585	47.52	47.52	47.52	603
50.01 - 55.00	31	7,660,599.16	0.67	247,116.10	7.433	53.61	53.61	53.61	594
55.01 - 60.00	50	10,357,782.28	0.91	207,155.65	7.694	58.29	58.29	58.29	586
60.01 - 65.00	106	29,999,436.22	2.63	283,013.55	7.529	63.26	64.08	63.26	602
65.01 - 70.00	118	30,331,484.24	2.66	257,046.48	7.853	68.72	69.79	68.72	576
70.01 - 75.00	185	57,263,619.90	5.02	309,533.08	7.604	73.82	74.15	73.82	587
75.01 - 80.00	1,870	573,419,277.91	50.23	306,641.33	7.367	79.86	96.09	79.86	640
80.01 - 85.00	322	94,331,462.16	8.26	292,954.85	7.850	84.44	84.99	84.44	599
85.01 - 90.00	647	179,934,735.06	15.76	278,106.24	8.202	89.66	90.51	89.66	611
90.01 - 95.00	197	56,234,878.22	4.93	285,456.23	8.696	94.66	95.41	94.66	635
95.01 - 100.00	978	87,718,311.13	7.68	89,691.52	11.345	99.98	99.98	99.98	646
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average Combined loan-to-value ratio of the Group 3 Mortgage Loans as of the cut-off date was 82.17%.

Fully Combined Loan-To-Value Ratio of the Group 3 Mortgage Loans at Origination

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.01	69,800.44	7.750	7.29	7.29	7.29	645
15.01 - 20.00	2	119,412.15	0.01	59,706.08	8.723	16.81	16.81	16.81	538
20.01 - 25.00	1	117,708.05	0.01	117,708.05	8.450	21.85	21.85	21.85	556
25.01 - 30.00	9	1,853,270.67	0.16	205,918.96	6.794	26.94	26.94	26.94	692
30.01 - 35.00	6	782,794.21	0.07	130,465.70	7.860	33.49	33.49	33.49	566
35.01 - 40.00	8	1,384,515.74	0.12	173,064.47	7.251	38.51	38.51	38.51	662
40.01 - 45.00	14	3,177,258.47	0.28	226,947.03	7.206	42.85	42.85	42.85	619
45.01 - 50.00	27	6,761,056.09	0.59	250,409.48	7.585	47.52	47.52	47.52	603
50.01 - 55.00	31	7,660,599.16	0.67	247,116.10	7.433	53.61	53.61	53.61	594
55.01 - 60.00	50	10,357,782.28	0.91	207,155.65	7.694	58.29	58.29	58.29	586
60.01 - 65.00	104	29,326,517.25	2.57	281,985.74	7.532	63.26	63.26	63.26	600
65.01 - 70.00	113	28,320,307.23	2.48	250,622.19	7.872	68.63	68.63	68.63	576
70.01 - 75.00	179	56,101,974.06	4.91	313,418.85	7.579	73.81	73.81	73.81	587
75.01 - 80.00	382	107,946,036.75	9.46	282,581.25	7.715	79.28	79.31	79.28	590
80.01 - 85.00	308	92,500,858.99	8.10	300,327.46	7.816	84.21	84.41	84.21	600
85.01 - 90.00	577	164,017,563.41	14.37	284,259.21	8.132	89.61	89.63	89.61	613
90.01 - 95.00	185	50,917,252.36	4.46	275,228.39	8.566	94.14	94.62	94.14	635
95.01 - 100.00	2,575	580,102,694.79	50.82	225,282.60	7.980	83.47	99.98	83.47	649
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average Fully Combined loan-to-value ratio of the Group 3 Mortgage Loans as of the cut-off date was 90.61%.

Effective Loan-To-Value Ratio of the Group 3 Mortgage Loans at Origination

Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7.29 - 10.00	1	69,800.44	0.01	69,800.44	7.750	7.29	7.29	7.29	645
15.01 - 20.00	2	119,412.15	0.01	59,706.08	8.723	16.81	16.81	16.81	538
20.01 - 25.00	1	117,708.05	0.01	117,708.05	8.450	21.85	21.85	21.85	556
25.01 - 30.00	9	1,853,270.67	0.16	205,918.96	6.794	26.94	26.94	26.94	692
30.01 - 35.00	6	782,794.21	0.07	130,465.70	7.860	33.49	33.49	33.49	566
35.01 - 40.00	8	1,384,515.74	0.12	173,064.47	7.251	38.51	38.51	38.51	662
40.01 - 45.00	14	3,177,258.47	0.28	226,947.03	7.206	42.85	42.85	42.85	619
45.01 - 50.00	27	6,761,056.09	0.59	250,409.48	7.585	47.52	47.52	47.52	603
50.01 - 55.00	31	7,660,599.16	0.67	247,116.10	7.433	53.61	53.61	53.61	594
55.01 - 60.00	50	10,357,782.28	0.91	207,155.65	7.694	58.29	58.29	58.29	586
60.01 - 65.00	106	29,999,436.22	2.63	283,013.55	7.529	63.26	64.08	63.26	602
65.01 - 70.00	118	30,331,484.24	2.66	257,046.48	7.853	68.72	69.79	68.72	576
70.01 - 75.00	185	57,263,619.90	5.02	309,533.08	7.604	73.82	74.15	73.82	587
75.01 - 80.00	1,870	573,419,277.91	50.23	306,641.33	7.367	79.86	96.09	79.86	640
80.01 - 85.00	322	94,331,462.16	8.26	292,954.85	7.850	84.44	84.99	84.44	599
85.01 - 90.00	647	179,934,735.06	15.76	278,106.24	8.202	89.66	90.51	89.66	611
90.01 - 95.00	197	56,234,878.22	4.93	285,456.23	8.696	94.66	95.41	94.66	635
95.01 - 100.00	978	87,718,311.13	7.68	89,691.52	11.345	99.98	99.98	99.98	646
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The weighted-average Effective loan-to-value ratio of the Group 3 Mortgage Loans as of the cut-off date was 82.17%.

Occupancy Type of the Group 3 Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,429	1,115,850,776.97	97.75	251,941.92	7.931	82.15	90.75	82.15	626
Investor	134	23,891,739.82	2.09	178,296.57	8.539	83.69	84.84	83.69	640
Second Home	9	1,774,885.31	0.16	197,209.48	7.105	80.11	81.44	80.11	661
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Property Types of the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	3,339	843,737,112.11	73.91	252,691.56	7.913	82.08	90.15	82.08	625
PUD	674	171,270,841.44	15.00	254,111.04	8.024	82.50	91.06	82.50	622
Condominium	356	67,166,348.67	5.88	188,669.52	8.070	82.53	94.21	82.53	639
Two to Four Family	194	57,856,509.52	5.07	298,229.43	7.995	82.25	91.95	82.25	641
Single Family Attached	9	1,486,590.36	0.13	165,176.71	7.464	80.18	86.00	80.18	617
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Loan Purpose of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	2,766	632,562,206.42	55.41	228,692.05	8.046	84.05	97.91	84.05	644
Cash-Out Refinance	1,606	462,025,872.45	40.47	287,687.34	7.841	79.77	81.00	79.77	601
Rate/Term Refinance	200	46,929,323.23	4.11	234,646.62	7.547	80.59	86.78	80.59	620
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Documentation of the Group 3 Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	2,995	714,219,373.53	62.57	238,470.58	7.719	81.41	88.30	81.41	614
Stated	1,068	286,310,722.78	25.08	268,081.20	8.496	83.54	93.97	83.54	652
Limited	509	140,987,305.79	12.35	276,988.81	7.950	83.27	95.49	83.27	632
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Lien Position of the Group 3 Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	3,645	1,066,791,402.25	93.45	292,672.54	7.696	80.93	89.95	80.93	624
Second	927	74,725,999.85	6.55	80,610.57	11.465	99.98	99.98	99.98	649
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Index of the Group 3 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

Prepayment Penalty Status of the Group 3 Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	2,045	387,541,879.43	33.95	189,507.03	8.716	84.81	90.24	84.81	625
Has Prepayment Penalty	2,527	753,975,522.67	66.05	298,367.84	7.545	80.82	90.80	80.82	627
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Prepayment Penalty Term of the Group 3 Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,045	387,541,879.43	33.95	189,507.03	8.716	84.81	90.24	84.81	625
12	246	89,777,963.84	7.86	364,951.07	7.797	80.78	89.46	80.78	627
24	1,475	458,713,844.69	40.18	310,992.44	7.518	81.36	93.71	81.36	628
30	1	158,596.95	0.01	158,596.95	6.875	93.53	93.53	93.53	732
36	805	205,325,117.19	17.99	255,062.26	7.497	79.62	84.88	79.62	624
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Geographic Concentration of the Group 3 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	1,523	494,459,596.97	43.32	324,661.59	7.767	82.11	92.68	82.11	639
Florida	795	170,425,670.27	14.93	214,371.91	8.022	81.87	91.89	81.87	625
New York	194	62,495,897.58	5.47	322,143.80	7.735	79.91	85.76	79.91	626
Illinois	279	55,729,660.54	4.88	199,747.89	8.243	82.94	89.08	82.94	618
New Jersey	153	48,278,916.68	4.23	315,548.48	7.794	80.44	83.85	80.44	614
Maryland	170	48,242,089.99	4.23	283,777.00	7.713	79.49	83.93	79.49	602
Arizona	223	43,175,283.86	3.78	193,611.14	8.130	82.48	89.60	82.48	619
Texas	228	28,020,531.53	2.45	122,897.07	8.828	84.73	91.97	84.73	606
Nevada	95	24,413,998.82	2.14	256,989.46	8.165	84.56	93.97	84.56	633
Washington	80	19,635,320.09	1.72	245,441.50	8.042	83.18	91.11	83.18	615
Massachusetts	48	12,023,646.00	1.05	250,492.63	8.009	81.26	86.41	81.26	611
Pennsylvania	66	11,456,175.51	1.00	173,578.42	8.039	83.08	83.70	83.08	592
Connecticut	42	11,092,346.42	0.97	264,103.49	8.181	80.85	85.61	80.85	598
Hawaii	23	10,198,285.62	0.89	443,403.72	7.176	80.41	87.22	80.41	660
Utah	51	9,288,301.02	0.81	182,123.55	8.377	83.56	93.18	83.56	629
Minnesota	35	8,175,123.82	0.72	233,574.97	7.832	85.78	88.41	85.78	608
Louisiana	54	7,628,139.48	0.67	141,261.84	8.816	85.01	88.25	85.01	602
Missouri	48	6,500,900.50	0.57	135,435.43	8.938	86.95	91.33	86.95	577
Colorado	32	6,367,127.83	0.56	198,972.74	7.750	80.64	89.82	80.64	607
Oregon	27	6,236,565.07	0.55	230,983.89	7.747	84.11	91.58	84.11	600
Michigan	47	6,213,722.99	0.54	132,206.87	8.997	86.97	89.00	86.97	582
New Mexico	40	6,060,084.50	0.53	151,502.11	9.062	83.64	90.98	83.64	593
Wisconsin	37	5,441,657.69	0.48	147,071.83	8.362	82.25	87.22	82.25	589
Ohio	40	4,985,704.98	0.44	124,642.62	8.623	84.56	85.38	84.56	574
Rhode Island	19	4,475,629.51	0.39	235,559.45	7.911	86.94	92.84	86.94	623
Georgia	19	3,822,625.83	0.33	201,190.83	8.154	80.62	82.77	80.62	589
Indiana	26	2,878,563.87	0.25	110,714.00	8.863	86.25	90.84	86.25	594
Alabama	20	2,413,393.01	0.21	120,669.65	8.620	85.83	89.68	85.83	595
Mississippi	15	2,330,706.29	0.20	155,380.42	8.379	86.18	92.65	86.18	604
Kansas	14	2,294,629.37	0.20	163,902.10	8.499	86.43	91.05	86.43	609
Tennessee	17	2,276,570.56	0.20	133,915.92	8.387	85.15	86.47	85.15	572
South Carolina	15	2,228,921.92	0.20	148,594.79	9.237	89.08	93.46	89.08	599
North Carolina	15	1,735,188.06	0.15	115,679.20	8.437	81.38	87.91	81.38	589
Delaware	8	1,701,142.76	0.15	212,642.85	7.761	87.16	94.24	87.16	631
Oklahoma	17	1,641,500.13	0.14	96,558.83	8.740	87.39	92.62	87.39	605
Arkansas	9	1,527,276.80	0.13	169,697.42	8.093	80.40	80.40	80.40	600
Kentucky	11	1,373,780.33	0.12	124,889.12	8.862	89.54	91.81	89.54	622
Idaho	9	1,344,656.56	0.12	149,406.28	8.757	86.61	94.43	86.61	614
Nebraska	8	658,163.15	0.06	82,270.39	9.158	85.73	88.59	85.73	566
Wyoming	5	434,887.64	0.04	86,977.53	8.537	88.46	93.14	88.46	612
Iowa	5	427,490.39	0.04	85,498.08	9.366	83.42	87.52	83.42	570
New Hampshire	3	418,418.90	0.04	139,472.97	8.783	86.62	94.26	86.62	654
Alaska	2	348,071.44	0.03	174,035.72	8.201	82.97	100.00	82.97	658
South Dakota	3	347,122.96	0.03	115,707.65	8.949	86.40	95.48	86.40	615
Maine	1	175,577.33	0.02	175,577.33	7.150	80.00	100.00	80.00	689
Montana	1	118,337.53	0.01	118,337.53	6.750	95.00	95.00	95.00	749
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Mortgage Insurance Coverage of the Group 3 Mortgage Loans

Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Credit Score of the Group 3 Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	234	52,248,088.15	4.58	223,282.43	8.759	76.10	76.56	76.10	513
525 - 549	280	65,975,385.33	5.78	235,626.38	8.412	78.20	79.09	78.20	537
550 - 574	350	89,242,239.91	7.82	254,977.83	8.349	81.16	82.58	81.16	561
575 - 599	324	87,514,551.63	7.67	270,106.64	8.242	82.36	83.03	82.36	588
600 - 624	974	225,604,165.51	19.76	231,626.45	7.955	83.53	92.93	83.53	612
625 - 649	1,012	256,834,703.66	22.50	253,789.23	7.773	82.94	94.16	82.94	637
650 - 674	760	184,679,454.24	16.18	242,999.28	7.840	82.82	95.43	82.82	661
675 - 699	358	92,269,235.66	8.08	257,735.30	7.655	82.82	94.81	82.82	685
700 - 724	140	38,920,170.70	3.41	278,001.22	7.518	82.76	94.60	82.76	712
725 - 749	77	27,026,246.27	2.37	350,990.21	7.261	83.21	92.04	83.21	735
750 - 774	37	11,974,581.57	1.05	323,637.34	7.277	77.75	87.56	77.75	761
775 - 799	24	8,695,493.46	0.76	362,312.23	7.238	79.16	90.36	79.16	783
800 - 808	2	533,086.01	0.05	266,543.01	6.165	82.02	100.00	82.02	808
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The non-zero weighted-average credit score of the Group 3 Mortgage Loans as of the cut-off date was 626.

Debt-To-Income Ratio of the Group 3 Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.00 - 5.00	17	3,638,661.47	0.32	214,038.91	8.033	81.94	87.93	81.94	612
5.01 - 10.00	27	7,026,891.50	0.62	260,255.24	7.747	83.59	87.05	83.59	609
10.01 - 15.00	40	9,970,869.47	0.87	249,271.74	8.028	77.87	80.54	77.87	611
15.01 - 20.00	77	18,055,330.04	1.58	234,484.81	8.094	82.25	88.80	82.25	618
20.01 - 25.00	161	35,561,796.10	3.12	220,880.72	7.910	80.81	87.12	80.81	626
25.01 - 30.00	311	68,126,120.75	5.97	219,055.05	7.773	80.09	88.36	80.09	627
30.01 - 35.00	485	106,815,503.01	9.36	220,238.15	7.896	81.79	90.64	81.79	631
35.01 - 40.00	735	184,632,208.44	16.17	251,200.28	7.797	82.22	91.44	82.22	633
40.01 - 45.00	1,172	293,500,371.12	25.71	250,426.94	7.936	82.36	92.50	82.36	630
45.01 - 50.00	1,428	382,160,145.98	33.48	267,619.15	8.065	83.38	91.28	83.38	622
50.01 - 55.00	119	32,029,504.22	2.81	269,155.50	7.846	74.13	74.23	74.13	590
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

The non-zero weighted-average debt-to-income ratio of the Group 3 Mortgage Loans as of the cut-off date was 40.88%.

Margin of the Adjustable-Rate Group 3 Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	1	299,425.00	0.04	299,425.00	6.500	80.00	100.00	80.00	680
2.501 - 3.000	3	1,340,016.70	0.16	446,672.23	6.784	86.31	86.31	86.31	724
3.001 - 3.500	5	2,362,386.04	0.29	472,477.21	6.818	68.08	68.08	68.08	665
3.501 - 4.000	7	2,682,419.26	0.33	383,202.75	7.474	86.63	86.63	86.63	651
4.001 - 4.500	172	41,419,602.86	5.06	240,811.64	7.994	81.56	87.51	81.56	613
4.501 - 5.000	22	5,700,874.31	0.70	259,130.65	8.507	83.84	83.84	83.84	585
5.001 - 5.500	16	3,557,685.53	0.43	222,355.35	9.044	79.70	79.70	79.70	543
5.501 - 6.000	2,419	759,444,030.75	92.71	313,949.58	7.700	81.28	92.67	81.28	626
6.001 - 6.500	1	404,000.00	0.05	404,000.00	6.100	80.00	100.00	80.00	664
6.501 - 7.000	1	617,728.81	0.08	617,728.81	6.475	82.67	82.67	82.67	616
7.001 - 7.125	3	1,310,036.30	0.16	436,678.77	7.569	82.85	91.26	82.85	658
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average margin of the adjustable rate Group 3 mortgage loans as of the cut-off date was 5.893%.

Months to Next Rate Adjustment Date of the Adjustable-Rate Group 3 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13 - 18	37	10,968,356.53	1.34	296,442.07	8.792	87.28	94.62	87.28	623
19 - 24	1,924	611,775,108.47	74.69	317,970.43	7.698	81.30	93.06	81.30	627
25 - 30	15	4,999,496.86	0.61	333,299.79	8.138	81.88	85.01	81.88	620
31 - 36	671	190,318,302.00	23.23	283,633.83	7.719	80.90	89.44	80.90	619
55 - 57	3	1,076,941.70	0.13	358,980.57	6.461	82.63	88.19	82.63	722
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average months to next rate adjustment date of the adjustable rate Group 3 mortgage loans as of the cut-off date was 23.

Maximum Mortgage Rate of the Adjustable-Rate Group 3 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.200 - 11.500	4	1,561,825.00	0.19	390,456.25	5.498	80.00	100.00	80.00	723
11.501 - 12.000	37	17,541,372.39	2.14	474,091.15	5.858	79.25	93.72	79.25	668
12.001 - 12.500	169	68,036,812.29	8.31	402,584.69	6.322	79.67	95.68	79.67	654
12.501 - 13.000	401	139,289,145.38	17.00	347,354.48	6.789	79.49	94.02	79.49	644
13.001 - 13.500	515	172,048,063.19	21.00	334,073.91	7.288	79.80	92.92	79.80	631
13.501 - 14.000	520	162,529,812.11	19.84	312,557.33	7.774	80.35	91.62	80.35	624
14.001 - 14.500	338	92,080,765.89	11.24	272,428.30	8.287	82.07	90.41	82.07	617
14.501 - 15.000	278	73,675,249.34	8.99	265,018.88	8.764	83.42	88.74	83.42	597
15.001 - 15.500	149	36,304,624.30	4.43	243,655.20	9.266	85.23	89.50	85.23	585
15.501 - 16.000	124	28,852,772.50	3.52	232,683.65	9.747	88.94	91.74	88.94	593
16.001 - 16.500	53	11,710,616.61	1.43	220,955.03	10.251	87.71	90.10	87.71	578
16.501 - 17.000	36	10,249,830.29	1.25	284,717.51	10.774	89.83	90.16	89.83	585
17.001 - 17.500	15	2,851,669.61	0.35	190,111.31	11.241	93.45	95.37	93.45	604
17.501 - 18.000	8	1,477,697.70	0.18	184,712.21	11.786	85.58	85.58	85.58	602
18.001 - 18.500	1	88,898.84	0.01	88,898.84	12.100	100.00	100.00	100.00	583
18.501 - 18.850	2	839,050.12	0.10	419,525.06	12.749	100.00	100.00	100.00	590
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average maximum mortgage rate of the adjustable rate Group 3 mortgage loans as of the cut-off date was 13.718%.

Minimum Mortgage Rate of the Adjustable-Rate Group 3 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.875 - 6.000	40	18,803,772.39	2.30	470,094.31	5.818	79.30	94.15	79.30	672
6.001 - 6.500	169	67,718,508.48	8.27	400,701.23	6.322	79.65	95.82	79.65	655
6.501 - 7.000	402	139,906,874.19	17.08	348,027.05	6.788	79.50	93.97	79.50	644
7.001 - 7.500	515	172,048,063.19	21.00	334,073.91	7.288	79.80	92.92	79.80	631
7.501 - 8.000	520	162,529,812.11	19.84	312,557.33	7.774	80.35	91.62	80.35	624
8.001 - 8.500	338	92,080,765.89	11.24	272,428.30	8.287	82.07	90.41	82.07	617
8.501 - 9.000	278	73,675,249.34	8.99	265,018.88	8.764	83.42	88.74	83.42	597
9.001 - 9.500	149	36,304,624.30	4.43	243,655.20	9.266	85.23	89.50	85.23	585
9.501 - 10.000	124	28,852,772.50	3.52	232,683.65	9.747	88.94	91.74	88.94	593
10.001 - 10.500	53	11,710,616.61	1.43	220,955.03	10.251	87.71	90.10	87.71	578
10.501 - 11.000	36	10,249,830.29	1.25	284,717.51	10.774	89.83	90.16	89.83	585
11.001 - 11.500	15	2,851,669.61	0.35	190,111.31	11.241	93.45	95.37	93.45	604
11.501 - 12.000	8	1,477,697.70	0.18	184,712.21	11.786	85.58	85.58	85.58	602
12.001 - 12.500	1	88,898.84	0.01	88,898.84	12.100	100.00	100.00	100.00	583
12.501 - 12.850	2	839,050.12	0.10	419,525.06	12.749	100.00	100.00	100.00	590
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average minimum mortgage rate of the adjustable rate Group 3 mortgage loans as of the cut-off date was 7.723%.

Initial Periodic Cap of the Adjustable-Rate Group 3 Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	2,647	818,061,263.86	99.87	309,052.23	7.720	81.29	92.19	81.29	625
5.000	1	299,425.00	0.04	299,425.00	6.500	80.00	100.00	80.00	680
6.000	2	777,516.70	0.09	388,758.35	6.447	83.65	83.65	83.65	738
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average initial periodic cap of the adjustable rate Group 3 mortgage loans as of the cut-off date was 2.005%.

Subsequent Periodic Cap of the Adjustable-Rate Group 3 Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2,649	818,838,780.56	99.96	309,112.41	7.719	81.30	92.18	81.30	625
2.000	1	299,425.00	0.04	299,425.00	6.500	80.00	100.00	80.00	680
Total:	2,650	819,138,205.56	100.00	309,108.76	7.719	81.30	92.18	81.30	625

The weighted-average subsequent periodic cap of the adjustable rate Group 3 mortgage loans as of the cut-off date was 1.000%.

Interest Only Term of the Group 3 Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	3,740	827,313,528.51	72.47	221,206.83	8.262	82.71	88.21	82.71	616
60	831	313,904,448.59	27.50	377,743.02	7.102	80.77	96.93	80.77	651
120	1	299,425.00	0.03	299,425.00	6.500	80.00	100.00	80.00	680
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Historical Delinquency of the Group 3 Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,570	1,140,672,451.10	99.93	249,600.10	7.941	82.18	90.62	82.18	626
1 X 30	2	844,951.00	0.07	422,475.50	9.255	81.22	81.22	81.22	543
Total:	4,572	1,141,517,402.10	100.00	249,675.72	7.942	82.17	90.61	82.17	626

Rating Agency Contacts

Standard & Poor’s	Jeremy Schneider (212) 438-5230

Moody’s	Gregory Bessermann (212) 553-0323

DBRS	Quincy Tang: (212) 806-3256
Sagar Kongettira (212) 806-3266
Mark Zelmanovich: (212) 806-3260